SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2004

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 – Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED 6/22/2005

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 22, 2005, Standard Management Corporation (the “Company”) announced the appointment of Michael B. Edwards (age 36) as Interim Chief Financial Officer. A copy of the press release announcing the appointment which includes Mr. Edwards’ business experience is attached hereto as Exhibit 99.1. The Company and Mr. Edwards are currently negotiating an employment agreement between the parties that will be subject to the approval of the Compensation Committee. The Company intends to amend this Current Report on Form 8-K to include the material terms of such employment agreement when concluded, as well as attaching such agreement as an exhibit thereto.

Item 9.01 – Financial Statements and Exhibits.

(c)     Exhibits. The following exhibits are filed with this Report:

               99.1 – Press release of Standard Management Corporation dated June 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: June 27, 2005